Exhibit 2.1 AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (this “Agreement”), dated as of December 17, 2025 is entered into by and between Solo Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), Solo Stove Holdings, LLC, a Delaware limited liability company (“Holdings”), and Solo Brands, Inc., a Delaware corporation (“PubCo” and collectively with Merger Sub and Holdings, the “Parties” and individually, each a “Party”). WHEREAS, immediately prior to the Merger (as defined below), Holdings has authorized 2,403,937 common units (“Holdings Units”), of which 956,419 are held by PubCo, 748,835 are held by SP SS Blocker Purchaser, LLC, a Delaware limited liability company (“Blocker”), and 698,682 are held by certain historic equityholders set forth on Exhibit A hereto (the “Historic Partners”), all of which are issued and outstanding immediately prior to the Merger (as defined below); WHEREAS, PubCo has authorized two classes of common stock, (a) Class A common stock, par value $0.001 (“PubCo Class A Stock”), and (b) Class B common stock, par value $0.001 (“PubCo Class B Stock”), of which 698,682 shares, representing all issued and outstanding shares of PubCo Class B Stock, are held by the Historic Partners immediately prior to the Merger; WHEREAS, the members of Merger Sub and the board of directors of PubCo (the “Board”), on behalf of PubCo and in its capacity as the manager of Holdings, have declared it advisable and in the best interests of each of the constituent entities and their respective members, as applicable, to reorganize PubCo and Holdings through a merger (the “Merger”) of Merger Sub with and into Holdings pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), with Holdings as the surviving entity (the “Surviving Company”); WHEREAS, pursuant to this Agreement, upon the closing of the Merger (a) each issued and outstanding Holdings Unit held by the Historic Partners shall, subject to the execution and delivery of the Letter of Transmittal (as defined below), be converted into the right to receive one share of PubCo Class A Stock, and (b) all remaining issued and outstanding Holdings Units shall be automatically cancelled and extinguished and shall cease to exist for no consideration; WHEREAS, the Amended and Restated Certificate of Incorporation of PubCo (as amended, the “Charter”) and the Amended and Restated Limited Liability Company Agreement of Holdings (the “LLC Agreement”) provide that PubCo and Holdings, respectively, shall, to the fullest extent permitted by law, undertake all necessary and appropriate action to ensure that the number of shares of PubCo Class B Stock issued by PubCo at any time to, or otherwise held of record by, any Permitted Class B Owner (as defined in the Charter) shall be equal to the aggregate number of Holdings Units held of record by such Permitted Class B Owner in accordance with the terms of the LLC Agreement; and WHEREAS, the Board has authorized the retirement and cancellation of all issued and outstanding shares of PubCo Class B Stock immediately following the Effective Time (as defined herein). NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereby agree: ARTICLE I. The Merger. 1.1 The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the Act, at the Effective Time (as defined below), Merger Sub shall be merged with and into Holdings and

2 thereupon the separate existence of Merger Sub shall cease and the Surviving Company shall continue to exist. 1.2 The Effective Time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place automatically at 12:01 a.m. Eastern Time on January 1, 2026 (the “Closing Date”). On the Closing Date, and upon the terms and subject to the conditions of this Agreement, the Parties shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) in substantially the form attached hereto as Exhibit B, with the Secretary of State of the State of Delaware, as required by, and executed in accordance with, the applicable provisions of the Act (the time of such filing with the Secretary of State of the State of Delaware, or such later time as may be designated by PubCo and specified in the Certificate of Merger, the “Effective Time”). 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of Holdings and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of Holdings and Merger Sub shall become the debts, liabilities and duties of the Surviving Company. 1.4 Governing Documents. At the Effective Time, the certificate of formation of Holdings prior to the Closing shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with applicable law, and the LLC Agreement shall be amended and restated in the form attached hereto as Exhibit C and as so amended shall be the LLC agreement of the Surviving Company until thereafter duly amended as provided therein or by applicable laws. 1.5 Managers and Officers. The manager and officers of Holdings immediately prior to the Effective Time shall remain the manager and officers of the Surviving Company immediately after the Effective Time, each to hold such office in accordance with the provisions of the limited liability company agreement of the Surviving Company in the form attached hereto as Exhibit C. ARTICLE II Cancellation, Conversion and Continuance of Equity. 2.1 Equity Treatment. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or Historic Partner: (a) Each Holdings Unit held by either of PubCo or Blocker immediately prior to the Effective Time shall be automatically cancelled and extinguished and shall cease to exist for no consideration. (b) Each Holdings Unit held by the Historic Partners immediately prior to the Effective Time shall be automatically cancelled and extinguished and shall cease to exist and, subject to execution and delivery of the Letter of Transmittal, shall be converted into the right to receive, one (1) share of PubCo Class A Stock. (c) Each limited liability company interest of Merger Sub shall be converted into one (1) limited liability company interest of the Surviving Company.

3 2.2 Letters of Transmittal; Exchange of Interests, etc. (a) Promptly following the date hereof, Holdings will distribute to each Historic Partner a letter of transmittal, in the form attached hereto as Exhibit D (“Letter of Transmittal”). As a condition to receiving shares of PubCo Class A Stock pursuant to the Merger, the Historic Partners must surrender all shares of PubCo Class B Stock held by such holders as provided in the Letter of Transmittal. Subject to the delivery of a properly completed and duly executed Letter of Transmittal by a Historic Partner to PubCo, such Historic Partner shall be entitled to receive after the Effective Time, his, her or its applicable PubCo Class A Stock, the right to which the Historic Partner’s Holdings Units were converted into pursuant to Section 2.1. If, on or prior to December 31, 2026, a Historic Partner has not submitted a properly completed and duly executed Letter of Transmittal, such Historic Partner shall cease to have any rights to receive shares of PubCo Class A Stock in connection with such Historic Partner’s Holdings Units, nor shall such Historic Partner have any other rights under this Agreement. (b) At the Effective Time, the stock transfer books of PubCo with respect to the shares of PubCo Class B Stock shall be closed and no further registration of transfers of PubCo Class B Stock shall thereafter be made on the records of PubCo. 2.3 Cancellation of PubCo Class B Stock. Immediately following the Effective Time, PubCo shall retire and cancel all shares of PubCo Class B Stock held by the Historic Partners immediately prior to the Effective Time. 2.4 Release. It is a material term of this Agreement that in exchange for receiving shares of PubCo Class A Stock each Historic Partner unconditionally and irrevocably acquits, remises, discharges and forever releases, effective as of the Closing, the Parties and their respective affiliates, equityholders, partners, managers, trustees, employees, officers, directors and agents from any and all liabilities, losses, damages and claims of every kind whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any law, contract, agreement, arrangement, commitment or undertaking, whether written or oral, to the extent arising on or prior to the Closing related to, in connection with or arising out of their ownership of Holdings Units or PubCo Class B Stock. Notwithstanding anything to the contrary included herein, nothing in this Agreement (including the release included in this Section 2.4) shall serve to limit the rights and obligations of such Historic Partners pursuant to (a) Section 7.04 of the LLC Agreement and (b) that certain Tax Receivable Agreement, dated as of October 27, 2021, by and among PubCo, Holdings the TRA Representatives (as defined therein) and the other parties thereto. EACH HISTORIC PARTNER (ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS) EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE LAW (INCLUDING SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WHICH STATES AS FOLLOWS OR SOMETHING SIMILAR: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” ARTICLE III Miscellaneous. 3.1 Tax Matters. For U.S. federal income and applicable state and local income tax purposes it is intended that the Merger be treated as a taxable exchange of the Historic Partners’ Holdings Units for shares of PubCo Class A Stock under Section 1001 of the Internal Revenue Code of 1986, as amended. Each Party shall file all tax returns consistent with such treatment, and no Party shall take any position in any tax forum inconsistent with such treatment unless required by applicable Law.

4 3.2 Further Assurances. The Parties hereby agree to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement. 3.3 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter. 3.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. 3.5 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. 3.6 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. 3.7 Amendment and Modification; Waiver; Termination. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. This Agreement may be terminated at any time prior to the Effective Time by mutual consent of the parties. 3.8 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice or other document by mail to such Party’s address on file with the Parties shall be effective service of process for any suit, action or other proceeding brought in any such court. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waives and agrees not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. 3.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. * * * * *

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above. SOLO MERGER SUB LLC By: /s/ John Larson Name: John Larson Title: Chief Executive Officer and President SOLO STOVE HOLDINGS, LLC By: /s/ John Larson Name: John Larson Title: Chief Executive Officer and President SOLO BRANDS, INC. By: /s/ John Larson Name: John Larson Title: Chief Executive Officer and President

EXHIBIT D Letter of Transmittal (See attached)

SOLO STOVE HOLDINGS, LLC LETTER OF TRANSMITTAL Ladies and Gentlemen: In connection with the merger (the “Merger”) of Solo Merger Sub LLC, a Delaware limited liability company (the “Merger Sub”) and a subsidiary of Solo Brands, Inc., a Delaware corporation (“PubCo”) and SP SS Blocker Parent, LLC, a Delaware limited liability company, with and into Solo Stove Holdings, LLC, a Delaware limited liability company (the “Company”, and collectively with the Merger Sub and PubCo, the “Solo Entities”), pursuant to and subject to the terms and conditions set forth in the Agreement and Plan of Merger, dated on or about December 17, 2025 (as amended, restated, modified, supplemented and/or waived from time to time, the “Merger Agreement”), by and among Merger Sub, PubCo and the Company, the undersigned surrenders herewith (i) shares of Class B common stock of PubCo, par value $0.001 per share (“PubCo Class B Stock”), and (ii) common units of the Company (“Holdings Units”, in each case as set forth in Annex A of this Letter of Transmittal (such shares of PubCo Class B Stock and Holdings Units, the “Surrendered Equity”), with the Holdings Units being surrendered in exchange for a number of shares of Class A common stock of PubCo, par value $0.001 per share (“PubCo Class A Stock”) equal to the number of Holdings Units (which, for the avoidance of doubt, is also equal to the number of shares of PubCo Class B Stock) surrendered by the undersigned (subject to any required tax withholding under applicable Law). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement. The execution and delivery of this Letter of Transmittal and the associated transfer to PubCo of all of the outstanding shares of PubCo Class B Stock held by the undersigned by December 31, 2026 are conditions to the receipt by the undersigned of the shares of PubCo Class A Stock in exchange for the undersigned’s Holdings Units. Regardless of whether the undersigned executes and delivers this Letter of Transmittal, any shares of PubCo Class B Stock beneficially owned by the undersigned as of the Effective Date will be cancelled. The undersigned hereby represents and warrants to each Solo Entity that: (a) the undersigned has the full legal right, power and authority to execute this Letter of Transmittal and deliver the Surrendered Equity, and that this Letter of Transmittal constitutes a legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, (b) the undersigned is the sole owner, beneficially and of record, of the Surrendered Equity, free and clear of all liens (other than as shall be terminated in connection with the consummation of the Merger), (c) the execution and delivery of this Letter of Transmittal and the consummation of the transactions contemplated by this Letter of Transmittal and the delivery of the Surrendered Equity do not and will not (i) if the undersigned is a legal entity, result in a material violation or breach of any provision of the organizational documents of the undersigned, (ii) violate any material law to which the undersigned is subject, (iii) require any filing with, notice to or consent or approval of any governmental entity or the consent or approval of any other person or (iv) result in the creation of liens upon the Surrendered Equity, (d) the undersigned has received and carefully reviewed the Merger Agreement, including the exhibits and schedules thereto, and (e) the undersigned has consulted his, her or its own tax advisors with respect to federal, state and local tax consequences of the Merger to the undersigned and has not relied on the Solo Entities or any of their respective affiliates or representatives as to such matters. The undersigned hereby acknowledges and confirms that the undersigned (1) irrevocably consents (in all capacities, including as the holder of the Surrendered Equity, and to the fullest extent permitted by law) to the approval, execution, adoption, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger and the cancellation of all Pubco Class B Stock and (2) irrevocably waives any other claims or causes of action in connection with the Merger and with respect to the shares of PubCo Class B Stock and Holdings Units. The undersigned hereby further acknowledges, agrees and affirms that, notwithstanding any amendment to the Amended and Restated Limited Liability Company Agreement of the Company dated October 27, 2021 (such agreement, the “Company LLCA”) after the Closing, if the undersigned is an Executive Member as of the Closing then (x) the undersigned shall continue to be bound by and subject to the obligations under Sections 6.08 of the Company LLCA (including as if such provisions were fully set forth herein mutatis mutandis), (y) the shares of PubCo Class A Stock received in exchange for the Surrendered Equity constitute “Equity Securities” for purposes of Section 6.08 of the Company LLCA, and (z) Pubco shall have the right to enforce such obligations as the beneficiary thereof. The undersigned hereby acknowledges that the undersigned has carefully read and understands the terms of this Letter of Transmittal (including the release of claims set forth below) and the Merger Agreement, and acknowledges and

2 agrees to all of the terms and conditions of the Merger Agreement applicable to a holder of Holdings Units and PubCo Class B Stock. This Letter of Transmittal may be executed and delivered by any means of facsimile transmission, electronic mail transmission with portable document format (.pdf) (or similar format) attachment, including via DocuSign or other similar method, and shall constitute the execution and delivery of a counterpart of the Merger Agreement and this Letter of Transmittal by or on behalf of such registered holder(s) and shall bind such registered holder(s) to the terms of the Merger Agreement and this Letter of Transmittal with the same force and effect as delivery of any original executed counterpart of the Merger Agreement and this Letter of Transmittal and shall constitute an original signature for all record-keeping purposes. The undersigned delivering this Letter of Transmittal by electronic signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of the Merger Agreement and this Letter of Transmittal, as may be reasonably requested by the Company. This Letter of Transmittal and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to the Merger Agreement, the Merger or this Letter of Transmittal, or the execution or performance hereof, or the transactions contemplated by the Merger Agreement, the Merger or this Letter of Transmittal, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflicts-of-laws provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. The undersigned agrees that jurisdiction and venue in any suit, action, or proceeding brought pursuant to the Merger Agreement, the Merger or this Letter of Transmittal, or the transactions contemplated hereby and thereby, shall properly and exclusively lie in the Chancery Court of the State of Delaware, and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The undersigned also agrees not to bring any suit, action or proceeding, arising out of or relating to the Merger Agreement, the Merger or this Letter of Transmittal, or the transactions contemplated hereby in any other court (other than upon the appeal of any judgment, decision or action of any such court located in the State of Delaware or, as applicable, any federal appellate court that includes the State of Delaware within its jurisdiction). By execution and delivery of this Letter of Transmittal, the undersigned irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such suit, action or proceeding. The undersigned irrevocably agrees that venue would be proper in such court, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of such suit, action or proceeding. The undersigned irrevocably and unconditionally consents to service of process in the manner provided for by applicable law. Nothing in this Letter of Transmittal will affect the right to serve process in any other manner permitted by law. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (a) arising under the Merger Agreement, the Merger or this Letter of Transmittal, or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of the Merger Agreement, the Merger or this Letter of Transmittal, or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. It is hereby agreed and consented that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that an original counterpart of a copy of this Letter of Transmittal may be filed with any court as written evidence of the consent of the undersigned of the irrevocable waiver of their right to trial by jury. It is a material term of the Merger Agreement that in exchange for receiving shares of the PubCo Class A Stock pursuant to the terms of the Merger Agreement the undersigned unconditionally and irrevocably acquits, remises, discharges and forever releases, effective as of the Closing, the Solo Entities and their respective affiliates, equityholders, partners, managers, trustees, employees, officers, directors and agents from any and all liabilities, losses, damages and claims of every kind whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any law, contract, agreement, arrangement, commitment or undertaking, whether written or oral, to the extent arising on or prior to the Closing related to, in connection with or arising out of their ownership of the Surrendered Equity. Notwithstanding anything to the contrary included herein or in the Merger Agreement, nothing in this Letter of Transmittal (including the release herein) shall serve to limit the rights of the undersigned pursuant to Section 5.05 and Section 7.04 of the Company LLCA and that certain Tax Receivable Agreement, dated as of October 27, 2021, by and among PubCo, the Company, the TRA Representatives (as defined therein) and the other parties thereto. THE UNDERSIGNED (ON ITS OWN BEHALF

3 AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS) EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE LAW (INCLUDING SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WHICH STATES AS FOLLOWS OR SOMETHING SIMILAR: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” Dated: ______________________ For completion by individuals: Name of Owner(s): _____________________________________ (please print) Signature of Owner(s): _____________________________________ For completion by corporations, partnerships, limited liability companies, trusts or other entities: Name of Owner(s): _____________________________________ (please print) Signature on behalf of Owner(s): _____________________________________ Name of Signatory: _____________________________________ (please print) Title of Signatory: _____________________________________ (please print)

4 Annex A Name(s) and Address of Registered Owner Total Number of Holdings Units Surrendered Total Number of Holdings Units Name(s) and Address of Registered Owner Total Number of Shares of PubCo Class B Stock Surrendered Total Number of Shares of PubCo Class B Stock

5 NOTICE TO SIGNATORIES The issuance of the shares of PubCo Class A Stock in exchange for Holdings Units and surrender of the shares of PubCo Class B Stock is exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”). Neither PubCo nor the Company has a contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person in connection with the issuance of the shares of PubCo Class A Stock in exchange for Holdings Units. No broker, dealer, salesperson, agent or other person, is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the exchange of shares of PubCo Class A Stock for Holdings Units. Consistent with past interpretations of Section 3(a)(9) of the 1933 Act by the staff of the Securities and Exchange Commission, the shares of PubCo Class A Stock received in exchange for the Holdings Units will have the same characteristics of the Holdings Units as to their transferability and will be freely transferable without registration under the 1933 Act and without regard to any holding period by those signatories who are not PubCo’s “affiliates” (as defined in the 1933 Act). Shares of PubCo Class A Stock issued to a holder of Holdings Units who is deemed to be an affiliate of PubCo must be sold or transferred by such affiliate in accordance with the requirements of Rule 144 or another exemption from registration under the 1933 Act, and the holding period of Holdings Units held by such parties can be tacked to the shares of PubCo Class A Stock received in exchange for Holdings Units for the purpose of satisfying the holding period requirements of Rule 144 promulgated under the 1933 Act. IMPORTANT TAX INFORMATION Under U.S. federal income tax law, a holder of the Surrendered Equity is required to provide the Company, prior to the Closing, with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (in the case of a holder that is a “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), a “United States Person”)) or a certification that such holder is not a United States Person on the appropriate IRS Form W-8 (in the case of a holder that is not a United States Person). If the Company is not provided with an IRS Form W-9 or the appropriate IRS Form W-8, as applicable, from such holder, PubCo Class A Stock transferred to such holder may be subject to U.S. federal income withholding tax (including backup withholding tax). In addition, such holder may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, the tax liability of a holder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided the required information is timely and properly furnished to the IRS. If you do not certify your status as a United States Person on an IRS Form W-9, you may be subject to withholding tax under Section 1445 and Section 1446(f) of the Code, and, with respect to Section 1446(f) of the Code, the Company may provide PubCo a certification on your behalf certifying as to your share of partnership liabilities attributable to the Surrendered Equity in accordance with Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(C). In addition, if you are not a United States Person and subject to withholding, you may be eligible for a reduced amount of withholding tax with respect to the Surrendered Equity being transferred if you are able to certify certain information and you should consult your own tax advisors with respect to the applicable requirements. The Company will reasonably cooperate with any holder with respect to establishing any exemption or reduction from withholding as provided in the Company LLCA in connection with an exchange or redemption by a member. If withholding results in an overpayment of taxes, a refund from the IRS may be obtained. To prevent backup withholding and withholding under Sections 1445 and 1446 of the Code, each holder that is a United States Person must provide such holder’s correct TIN by completing the IRS Form W-9 attached hereto, certifying that (a) the TIN provided is correct, (b) (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified the holder that such holder is no longer subject to backup withholding, and (c) the holder is a United States Person (including a U.S. resident alien). If the holder does not have a TIN, such holder should consult the instructions for IRS Form W-9 (the “W-9 Specific Instructions”) for instructions on applying for a TIN and apply for and receive a TIN prior to submitting the IRS Form W-9. If the holder does not provide such holder’s TIN to the holder by the time of payment, backup withholding and withholding under Sections 1445 and

6 1446(f) of the Code may apply. If the Holdings Units are held in more than one name or not in the name of the actual owner, consult the W-9 Specific Instructions for information on which TIN to report. Certain holders are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, such exempt holders who are United States Persons should indicate their exempt status on IRS Form W-9. See the W-9 Specific Instructions for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such holder must submit an appropriate and properly completed IRS Form W- 8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as the case may be signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the IRS website: www.irs.gov. To the extent the Company or PubCo is obligated to pay to a governmental entity any amount required to be deducted or withheld in connection with the exchange of the Surrendered Equity for shares of PubCo Class A Stock, such holder will be required to pay such amount to the Company pursuant to Section 5.05 of the Company LLCA. Failure to complete and return an IRS Form W-9, or appropriate IRS Form W-8, as applicable, may result in backup withholding by the Company with respect to such holder’s shares of PubCo Class A Stock received in exchange for the Surrendered Equity. Please review the instructions to IRS Form W-9 or the instructions to the appropriate IRS Form W-8 for additional details. Nothing contained in this Letter of Transmittal or its attachments constitutes tax advice. You are urged to consult with your own tax advisor as to the tax consequences to you, the application of any withholding, and the requirements of this Letter of Transmittal.